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                                                                    EXHIBIT 10.2

                                 VOTING AGREEMENT
                                 ----------------

     This Voting Agreement (the "Agreement") is dated ___________________, 2000 by and among Walter F. Ulloa, Philip C. Wilkinson, Paul A. Zevnik (each, individually, a "Stockholder" and, collectively, the "Stockholders") and Entravision Communications Corporation, a Delaware corporation (the "Company"), is entered into with reference to the following facts:

     WHEREAS, the Stockholders own of record all of the issued and outstanding shares of Class B Common Stock, par value $0.0001 per share, of the Company.

     WHEREAS, the execution and delivery of this Agreement is required by the terms of that certain Univision Roll-Up Agreement dated March 2, 2000 by and between Univision Communications Inc. and Entravision Communications Company, L.L.C.

     NOW, THEREFORE, the parties hereto agree as follows:

     1.  Voting Agreement.  At any time that nominees for the election of Class
         ----------------
A/B Directors to the Board of Directors of the Company are submitted to the stockholders of the Company, or a proposal to remove any incumbent Class A/B Director of the Company is submitted to such stockholders, each of the Stockholders agrees to vote, or cause to be voted, all Voting Securities (as defined below) then held by such party, whether beneficially or of record, or any Voting Securities over which such party exercises voting control, in favor of the nominees designated in writing by both Walter F. Ulloa and Philip C. Wilkinson (the "Nominating Stockholders"). In addition to the foregoing, Paul
A. Zevnik hereby agrees that any time a matter other than election of directors is submitted to the stockholders of the Company, he shall vote all Voting Securities then held by him, whether beneficially or of record, in the same manner as both Walter F. Ulloa and Philip C. Wilkinson. Paul A. Zevnik shall be required to vote his Voting Securities in the manner described in the preceding sentence solely in instances where both Walter F. Ulloa and Philip C. Wilkinson vote either affirmatively or negatively. In any instance in which Walter F. Ulloa and Philip C. Wilkinson vote their Voting Securities in different manners, Paul A. Zevnik will be free to vote his Voting Securities as he chooses. For the purpose of this Agreement, "Voting Securities" shall mean any and all shares of capital stock of the Company, of any class or series, which shall have the right at any time to vote in the election of the Company's directors, including without limitation, shares of the Company Class B Common Stock.

     2.  Designation of Nominees.  For so long as such individuals have a
         -----------------------
contractual right to be elected to the Board of Directors of the Company, the Nominating Stockholders hereby agree to elect Amador S. Bustos and Darryl B. Thompson as Class A Directors of the Company. The Nominating Stockholders hereby irrevocably designate the following individuals as nominees for election to the Board of Directors of the Company as Class B Directors: Walter F. Ulloa, Philip C. Wilkinson and Paul A. Zevnik. The Nominating Stockholders shall also have the power to designate additional individuals as nominees for election as Class B Directors of the
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Company.  In the event that any of the foregoing at any time are unable to serve out their terms, resign from the Board of Directors of the Company or decline to be nominated for election or reelection, then the Nominating Stockholders shall have the right to designate in writing a replacement nominee.

     3.  Irrevocable Proxy.  Should the provisions of this Agreement be
         -----------------
construed to constitute the granting of proxies, such proxies shall be deemed coupled with an interest and are irrevocable for the term of this Agreement.

     4.  Representations and Warranties of the Stockholders.  As of the date
         --------------------------------------------------
hereof, each Stockholder represents and warrants to the other Stockholders as follows:

          (a) Ownership of Securities.  The Stockholder is the record and
              -----------------------
beneficial owner of, or exercises voting control of, the number of shares of Voting Securities of the Company set forth on the signature page to this Agreement (the "Existing Securities"). The Holder has sole voting power and sole power to issue instructions with respect to the voting of the Existing Securities, sole power of disposition and the sole power of exercise or conversion, in each case with respect to all of the Existing Securities. As of the date hereof, the Stockholder will have sole voting power and sole power to issue instructions with respect to the voting of all of the Existing Securities, sole power of disposition and the sole power of exercise or conversion, in each case with respect to all of the Existing Securities.

          (b) Power; Binding Agreement.  The Stockholder has full power and
              ------------------------
authority to enter into and perform all of the Stockholder's obligations under this Agreement. This Agreement has been duly and validly executed and delivered by the Stockholder and constitutes a valid and binding agreement of the Stockholder, enforceable against the Stockholder in accordance with its terms.

          (c) No Conflicts.  No filing with, and no permit, authorization,
              ------------
consent or approval of, any state or federal public body or authority is necessary for the execution of this Agreement by the Stockholder and the consummation by the Stockholder of the transactions contemplated hereby, other than filings which may be required pursuant to the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, and neither the execution and delivery of this Agreement by the Stockholder nor the consummation by the Stockholder of the transactions contemplated hereby nor compliance by the Stockholder with any of the provisions hereof shall conflict with or result in any breach of any applicable organizational documents of the Company applicable to the Stockholder, result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third-party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which the Stockholder is a party or by which the Stockholder's properties or assets

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may be bound or violate any order, writ, injunction, decree, judgment, order, statute, rule or regulation applicable to the Stockholder or any of the Stockholder's properties or assets.

     5.  Transfer of Voting Securities to Permitted Transferees.  During the
         ------------------------------------------------------
term of this Agreement, no Stockholder or any Permitted Transferee (as defined in the Company's First Restated Certificate of Incorporation) who shall become a party to or be bound this Agreement shall transfer any Voting Securities, whether now or hereafter acquired, other than to any person who agrees to be bound by and be subject to the terms and conditions of this Agreement with the same force and effect as if such person were named as a party to this Agreement.

     6.  Assignment; Benefits.  This Agreement may not be assigned by any party
         --------------------
hereto without the prior written consent of each of the other parties. This Agreement shall be binding upon, and shall inure to the benefit of, each of the signatories hereto and their respective successors and permitted assigns.

     7.  Legend on Stock Certificates.  The Company and each Stockholder shall
         ----------------------------
submit to the Company's transfer agent certificates evidencing the Class B Common Stock and other Voting Securities now or hereafter owned by the Stockholders at any time during the term of this Agreement and the Company shall cause the transfer agent to imprint on such certificates (or replacement certificates) a restrictive legend as follows:

     THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS OF A VOTING AGREEMENT DATED _______________, 2000, A COPY OF WHICH IS ON FILE WITH THE OFFICERS OF THE ISSUER OF THIS CERTIFICATE. THE SHARES ARE SUBJECT TO CERTAIN VOTING RESTRICTIONS. ANY ACTIONS TAKEN IN CONTRAVENTION TO THAT AGREEMENT SHALL BE NULL AND VOID.

     8.  Notices.  Any notice required to be given hereunder shall be in writing
         -------
and shall be sent by facsimile transmission (confirmed by any of the methods that follow), courier service (with proof of service), hand delivery or certified or registered mail (return receipt requested and first-class postage prepaid) to the address of such party set forth on the signature pages hereto or to such other address as any party shall specify by written notice so given, and such notice shall be deemed to have been delivered as of the date so delivered.

     9.  Specific Performance.  The parties hereto agree that irreparable harm
         --------------------
would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state thereof having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

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     10.  Amendment.  This Agreement may not be amended or modified, except by
          ---------
an instrument in writing signed by or on behalf of each of the parties hereto. This Agreement may not be waived by any party hereto, except by an instrument in writing signed by or on behalf of the party granting such waiver.

     11.  Governing Law.  This Agreement shall be governed by, construed and
          -------------
enforced in accordance with the laws of the State of Delaware, without regard to its rules regarding conflict of laws.

     12.  Counterparts.  This Agreement may be executed in counterparts, each of
          ------------
which shall be deemed an original, but all of which together shall constitute one and the same agreement.

     13.  Termination.  This Agreement shall commence on the date hereof and
          -----------
shall terminate with respect to each particular Stockholder upon the automatic conversion of such Stockholder's Class B Common Stock of the Company to Class A Common Stock of the Company pursuant to the terms of the Company's First Restated Certificate of Incorporation (or any amendment thereto).

                 [Remainder of Page Intentionally Left Blank]

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     IN WITNESS WHEREOF, this Agreement has been executed by or on behalf of each of the parties hereto, all as of the date first above written above.

Stockholders


                         ----------------------------------------------
                         Walter F. Ulloa

                              Existing Securities: Class B Common Stock
                              Number of Shares: 11,489,365

                         Address: 2425 Olympic Boulevard, Suite 6000 West Santa Monica, California 90404


                         ----------------------------------------------
                         Philip C. Wilkinson

                              Existing Securities: Class B Common Stock
                              Number of Shares: 11,489,365

                         Address:  5770 Ruffin Road
                                   San Diego, California  92123


                         ----------------------------------------------
                         Paul A. Zevnik

                              Existing Securities: Class B Common Stock
                              Number of Shares: 4,699,803

                         Address:  1299 Pennsylvania Avenue, N.W., 9th Floor
                                    Washington, D.C. 20004

                  [Signature Page No. 1 to Voting Agreement]
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Company                  ENTRAVISION COMMUNICATIONS CORPORATION,
                         a Delaware corporation


                         By:
                            --------------------------------------
                              Walter F. Ulloa
                              Chairman and Chief Executive Officer


                         By:
                            --------------------------------------
                              Philip C. Wilkinson
                              President and Chief Operating Officer

                         Address:  2425 Olympic Boulevard, Suite 6000 West
                                    Santa Monica, California 90404

                  [Signature Page No. 2 to Voting Agreement]